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                               LICENSE AGREEMENT

THE STATE OF TEXAS    ) (
                      ) (     KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TRAVIS      ) (

         This agreement is made and entered into by and between TEXAS RESTAURANT ASSOCIATION, Licensor, and PROFESSIONAL BENEFITS INSURANCE COMPANY, Licensee.

                                  WITNESSETH:

         WHEREAS, the Texas Restaurant Association is the sole owner of, and has a valuable licensable property right in the name "Texas Restaurant Association" and the associated logo, a copy of which is attached hereto as Exhibit A (collectively, the "marks"); and

         WHEREAS, the members of the Texas Restaurant Association constitute a substantial market for medical insurance; and

         WHEREAS, Licensee is aware of the fact that the marks are well recognized and respected among members of the Texas Restaurant Association; and

         WHEREAS, Licensee is desirous of securing a non-exclusive license to use the marks in the marketing of medical insurance coverage;

         NOW THEREFORE, for and in consideration of the premises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties hereto agree as follows:

         1. Texas Restaurant Association and its successors and assigns retain the sole right to register, to use and to license others to use the marks and any modifications and derivations thereof.

         2. Licensee will not register or attempt to register in its own name or in the name of any other person, corporation or other entity any name of logo or mark of any other designation of any kind utilizing the marks, any modification of derivations thereof, or any logo hereafter used by the Texas Restaurant Association.

         3. Licensee will not contest, directly or indirectly, Texas Restaurant Association's ownership, title, right or interest in the sole right to register, use and to license others to use the marks or any other names or marks which incorporate that name and logo or any modifications or derivations thereof.



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         4. In consideration of the payment of a royalty, Texas Restaurant
Association grants to Licensee a non-exclusive license to use the marks in the marketing of medical insurance to the members of the Association.

         5. The royalty to be paid to the Texas Restaurant Association by Licensee which constitutes the consideration for this agreement, shall be computed and paid quarterly to the Texas Restaurant Association in Austin, Travis County, Texas, in compliance with the following formula:

             (a) for each use of the marks in an advertisement published in a periodical with a circulation of 4,000 or more, the sum of $3,200.00.

              (b) for each use of the marks in an advertisement published in a periodical with a circulation of fewer than 4,000, the sum of $2,500.00.

              (c) for each use of the marks in form letters or other materials prepared for distribution by mail the sum of $80.00 per 100 copies.

              (d) for each reference to the Texas Restaurant Association in a personal interview conducted in an effort to sell insurance, the sum of $2.05.

         6. This agreement shall be in effect for a term of one (1) year unless continued by agreement of the parties or sooner terminated under other provisions hereof. Either party may cancel this contract, with or without cause, by giving 30 days written notice to the other party.

         7. As long as this agreement is in effect, Licensee agrees to submit to the Texas Restaurant Association a monthly report showing any or all additions to or drops from the list of Texas Restaurant Association members shown to have been enrolled as participants in the medical insurance program.

         8. During the existence of this agreement, Texas Restaurant Association shall have the right, at reasonable times and on advance notice to Licensee, to have the enrollment records of the company verified by the Texas Restaurant Association's certified public accountants. Licensee shall make available its books and records as may be reasonably necessary for such verification.

         9. Licensee will use its best efforts to promote and protect the goodwill and reputation associated with Texas Restaurant Association and the marks and will hold Texas Restaurant Association harmless from any claims, damages, liabilities, and causes of action which might arise in connection with Licensee's negligent use of the marks.


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         10. This agreement is limited to the license herein granted to
Licensee to use the marks in the marketing of medical insurance to Texas Restaurant Association members; any other business dealings between the parties will be conducted as separate transactions under whatever agreements or contracts are applicable thereto.

         11. Licensee agrees to hold in confidence all information which it may receive from the Texas Restaurant Association, including the names of its members, and to return any writings revealing the same at the termination of this agreement, unless otherwise required by law.

         12. This agreement shall be binding upon any successors or assigns of the Licensee. Licensee may not assign any of it's rights or delegate any of it's obligations hereunder without the prior written consent of the Texas Restaurant Association.

         13. In the event of any violation of the terms and conditions of this agreement, Texas Restaurant Association shall be entitled to injunctive relief and damages, which remedies shall be cumulative and in addition to any other rights or remedies to which Texas Restaurant Association might be entitled.

         14. If legal action is required to enforce this contract the prevailing party is entitled to recover reasonable attorney fees, administrative costs, costs of court, and any other expenses incurred in enforcing the contract.

         15. THIS AGREEMENT SHALL BE CONTROLLED BY THE LAWS OF THE STATE OF TEXAS AND IS PERFORMABLE IN TRAVIS COUNTY, TEXAS. ANY
LITIGATION WITH REGARD THERETO MUST BE BROUGHT IN TRAVIS COUNTY,
TEXAS.

         WITNESS OUR HANDS this the 2nd day of May 1994.

TEXAS RESTAURANT ASSOCIATION               PROFESSIONAL BENEFITS INSURANCE CO.


By:  /s/ [illegible]                   By:      /s/ JERRY RAY
   ------------------------               ------------------------
   Executive Vice President               Executive Vice President




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